INDEX TO FINANCIAL STATEMENTS

Table of Contents

Page

Financial Statements of Infinity Cross Border Acquisition Corporation	F-2

Report of Independent Register Public Accounting Firm	F-2

Balance Sheets as of March 31, 2014 and March 31, 2013	F-3

Statements of Operations for the period from April 6, 2011 (date of inception to March 31, 2013, from April 1, 2013 to March 31, 2014 and from April 6, 2011 (date of inception) to March 31, 2014	F-4

Statements of Changes in Shareholders’ Equity for the period from April 6, 2011 (date of inception) to March 31, 2014	F-5

Statements of Cash Flows for the period from April 6, 2011 (date of inception) to March 31, 2013, from April 1, 2013 to March 31, 2014 and from April 6, 2011 (date of inception) to March 31, 2014	F-6

Notes to Financial Statements	F-7

Condensed Consolidated Financial Statements of Glori Energy Inc. and Subsidiaries	F-16

Condensed Consolidated Balance Sheets as of December 31, 2013 and March 31, 2014 (unaudited)	F-16

Condensed Consolidated Statements of Operations for the Three Months Ended March 31, 2013 (unaudited) and 2014 (unaudited)	F-17

Condensed Consolidated Statements of Temporary Equity and Stockholders’ Equity for the Three Months ended March 31, 2014 (unaudited)	F-18

Condensed Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2013 (unaudited) and 2014 (unaudited)	F-19

Notes to Condensed Consolidated Financial Statements (unaudited)	F-20

F-1

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders of Infinity Cross Border Acquisition Corporation:

We have audited the accompanying balance sheet of Infinity Cross Border Acquisition Corporation (a corporation in the development stage) (the "Company") as of March 31, 2014 and 2013, and the related statement of operations, cash flows and changes in shareholders' equity for the Year ended in March 31, 2014 and for the periods from April 6, 2011 (date of inception) to March 31, 2013 and 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles we used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that out audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material aspects, the financial position of Infinity Cross Border Acquisition Corporation (a company in the development stage) as of March 31, 2014 and 2013 and the related statements of operations, cash flows and changes in shareholders' equity for the year ended in March 31, 2014 and for the periods from April 6, 2011 (date of inception) to March 31, 2013 and 2014  in conformity with U.S. generally accepted accounting principles.

Tel Aviv, Israel	Ziv Haft
May 15, 2014	Certified Public Accountants (Isr.)
BDO Member Firm

F-2

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

BALANCE SHEETS

	March 31, 2014	March 31, 2013
ASSETS

Current assets
Cash	$27,841	$385,128
Prepaid expenses	45,093	10,466
Deferred offering costs (Note 2)	-	-
Restricted cash held in trust (Note 1,7)	46,000,000	46,013,666
Total Assets	$46,072,934	$46,409,260

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities

Note and advances payable to affiliate (Note 4)	$-	$-
Loans from shareholders	500,000	-
Accrued expenses	103,981	128,097
Deferred legal fees	100,000	100,000
Warrant Liability	8,112,475	6,024,900
Total current liabilities	8,816,456	6,252,997

Commitments and Contingencies (Note 1,3,4,6)

Ordinary shares subject to possible redemption; 4,032,060 shares (at redemption value)	32,256,477	35,156,262
Shareholders' Equity:
Ordinary shares, no par value; unlimited shares authorized; 3,155,440 issued and outstanding (which excludes 4,032,060 shares subject to possible redemption as of March 31, 2014); 2,792,967 issued and outstanding as of March 31, 2013 (Note 5)	-	-
Additional paid-in capital	5,000,001	5,000,001
Deficit accumulated during the development stage	-	-
Total shareholders’ equity (deficit )	5,000,001	5,000,001
Total liabilities and shareholders’ equity (deficit )	$46,072,934	$46,409,260

The accompanying notes should be read in conjunction with the financial statements

F-3

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF OPERATIONS

	Year ended March 31, 2014	Period from April 6, 2011 (inception) to March 31, 2013	Period from April 6, 2011 (inception) to March 31, 2014

Formation and operating costs	$798,544	$321,278	$1,119,822
Decrease (increase) in fair value of Trust Fund	$13,666	$(13,666)	$-
Increase in fair value of warrant liability	$2,087,575	$105,700	$2,193,275

Net loss attributable to ordinary shares not subject to possible redemption	$(2,899,785)	$(413,312)	$(3,313,097)

Weighted average number of ordinary shares outstanding, excluding shares subject to possible redemption	3,155,440	1,906,195	2,324,474

Net loss per ordinary share, excluding shares subject to possible redemption	$(0.92)	$(0.22)	$(1.43)

The accompanying notes should be read in conjunction with the financial statements

F-4

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

For the period from April 6, 2011 (inception) to March 31, 2014

	Ordinary shares		Additional paid-in capital	Deficit accumulated during the development stage	Total Shareholders’ equity
	Shares	Amount
Sale of ordinary shares to Sponsor on April 6, 2011 at approximately $ 0.022 per share (Note 4)	1,150,000	$-	$25,000	$-	$25,000
Net loss attributable to ordinary shares not subject to possible redemption	-	-	-	(27,124)	(27,124)
Balances as of March 31, 2012 (Audited)	1,150,000	-	25,000	(27,124)	(2,124)
Share increase as a result of a 1.25 for 1 forward stock split	287,500	-	-	-	-
Sale on July 25 and July 26, 2012, of 5,750,000 units through public offering at $8 per unit (including 4,394,533 shares subject to possible redemption)	5,750,000	-	46,000,000	-	46,000,000
Underwriter's discount and offering expenses	-	-	(1,946,225)	-	(1,946,225)
Warrant liability	-	-	(5,919,200)	-	(5,919,200)
Proceeds from issuance of warrants	-	-	2,410,000	-	2,410,000
Proceeds subject to possible redemption of 4,394,533 ordinary shares at redemption value	(4,394,533)	-	(35,569,574)	413,312	(35,156,262)
Net loss attributable to ordinary shares not subject to possible redemption	-	-	-	(386,188)	(386,188)
Balances as of March 31, 2013 (Audited)	2,792,967	-	5,000,001	-	5,000,001
Proceeds subject to possible redemption of 362,473 ordinary shares at redemption value	362,473			2,899,785	2,899,785
Net loss attributable to ordinary shares not subject to possible redemption	-	-	-	(2,899,785)	(2,899,785)
Balances as of March 31, 2014 (Audited)	3,155,440	-	5,000,001	-	5,000,001

The accompanying notes should be read in conjunction with the financial statements

F-5

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

STATEMENTS OF CASH FLOWS

	Year ended March 31, 2014	Period from April 6, 2011 (inception) to March 31, 2013	Period from April 6, 2011 (inception) to March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss for the period	(2,899,785)	(413,312)	(3,313,097)
Adjustments to reconcile net income to net cash used in operating activities:
Increase in fair value of warrant liability	2,087,575	105,700	2,193,275
Increase in fair value of Trust Fund	13,666	(13,666)	-
Change in operating liabilities:
Prepaid expenses	(34,627)	(10,466)	(45,093)
Accrued expenses	(24,116)	128,097	103,981
Deferred legal fees	-	100,000	100,000
Net cash used in operating activities	(857,287)	(103,647)	(960,934)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash contributed to Trust Fund	-	(46,000,000)	(46,000,000)
Net cash used in investing activities	-	(46,000,000)	(46,000,000)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from shareholder's loans	500,000	-	500,000
Proceeds from sale of ordinary shares to Sponsor	-	25,000	25,000
Proceeds from note and advances payable to affiliate	-	-	-
Proceeds from issuance of warrants	-	2,410,000	2,410,000
Portion of net proceeds from sale of units through Public offering allocable to shares subject to possible redemption	-	39,078,774	39,078,774
Net proceeds from sale of units through public offering allocable to shareholders' equity	-	4,975,001	4,975,001
Net cash provided by financing activities	500,000	46,488,775	46,988,775

Net increase (decrease) in cash	(357,287)	385,128	27,841
Cash beginning of period	385,128	-	-
End of period	27,841	385,128	27,841

SUPPLEMENTAL SCHEDULE FOR NON-CASH FINANCING ACTIVITIES
Deferred offering costs included in accrued offering costs	-	8,836	8,836
Deferred legal fees	-	100,000	100,000
Adjustment for warrant liability in connection with the public offering	-	5,919,200	5,919,200

The accompanying notes should be read in conjunction with the financial statements

F-6

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Incorporation

Infinity Cross Border Acquisition Corporation f/k/a Infinity China 1 Acquisition Corporation (the “Company”) was incorporated in the British Virgin Islands on April 6, 2011.

Sponsor

The Company’s sponsors are Infinity I-China Fund (Cayman), L.P., Infinity I-China Fund (Israel), L.P., Infinity I-China Fund (Israel 2), L.P. and Infinity I-China Fund (Israel 3), L.P., the general partner of each of aforementioned funds is Infinity-CSVC Partners, Ltd., a Cayman Islands exempted company (the “Sponsor”).

Fiscal Year End

The Company has selected March 31 as its fiscal year end.

Business Purpose

The Company was formed to effect a merger, capital share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (an “Initial Business Combination”).

Financing

The registration statement for the Company’s initial public offering was declared effective on July 19, 2012. On July 25, 2012, the Company consummated a public offering of 5,000,000 units (the “Public Units”) (the “Public Offering” – Note 3).  Each Unit consists of one ordinary share, no par value (“Ordinary Shares”), and one redeemable Ordinary Share purchase warrant (the “Public Warrant”). The Ordinary Shares sold as part of the units in the Public Offering are referred herein as “Public Shares.” On July 25, 2012, the Company completed a private placement of 4,400,000 Warrants to the initial investors and the lead underwriter (the “Private Placement Warrants”).  The Company received gross proceeds of $42,200,000 before deducting underwriters’ compensation of $1,400,000, and including $2,200,000 received for the purchase of the 4,400,000 Private Placement Warrants by the sponsors and the lead underwriter, Early BirdCapial, Inc ("EBC").

On July 26, 2012, the underwriters of the Public Offering exercised in full their option (the “Over-Allotment Option”) to purchase up to an additional 750,000 Units (the “Over-Allotment Units”) for additional gross proceeds of $6,000,000 (before deduction of underwriters compensation of $210,000) to the Company. Simultaneously with the closing of the Over-Allotment Option, the Company consummated the private sale of an additional 420,000 Private Placement Warrants (together with the sale of the 4,400,000 Private Placement Warrants, the “Private Placement”).

After giving effect to the Public Offering, the sale of the Over-Allotment Units and the Private Placement, a total of 7,187,500 Ordinary Shares (including 5,750,000 public shares and 1,437,500 shares held by the Company’s initial shareholders) and 10,570,000 Warrants (including 5,750,000 public warrants and 4,820,000 Private Placement Warrants) are outstanding. Of the proceeds from the Public Offering, the sale of the Over-Allotment Units and the Private Placement, a total of $46,000,000 (or $8.00 per public share) was initially placed in a trust account (the “Trust Account”) established for the benefit of the Company’s public shareholders.

The proceeds placed into the Trust Account may be invested only in any of (i) U.S. Treasuries having a maturity of 180 days or less, (ii) any open ended investment company that holds itself out as a registered money market fund, which invests in U.S. Treasuries, or (iii) any open ended investment company that holds itself out as a money market fund, which invests in U.S. Treasuries selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended (the “Act”), as determined by the Company and, with respect to option (iii) above, accompanied by an opinion of counsel reasonably satisfactory to EBC that such investment would not cause the Company to be an investment company under the Act. The Trust Account is held overseas and maintained by Continental Stock Transfer & Trust Company, acting as trustee. At March 31, 2014 all proceeds in the trust account were held in USA Treasury Bills.

Except for a portion of the interest income that may be released to the Company to pay any taxes and to fund the Company’s working capital requirements, none of the funds held in trust will be released from the Trust Account until the earlier of: (i) the consummation of an Initial Business Combination within 18 months from the closing of the Public Offering (or 21 months from the closing of the Public Offering, if a definitive acquisition agreement is executed within 18 months but the Initial Business Combination has not been consummated within such period) and (ii) a redemption to public shareholders prior to any voluntary winding-up in the event the Company does not consummate an Initial Business Combination within the applicable period.

F-7

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations- (continued)

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Public Offering and Private Placement, although substantially all of the net proceeds of the Public Offering are intended to be generally applied toward consummating an Initial Business Combination.

The Company’s initial shareholders, officers and directors have agreed that the Company will only have until January 25, 2014 to consummate its Initial Business Combination (or April 25, 2014, if the Company has entered into a definitive agreement for, but has not yet consummated, its Initial Business Combination with a target business by January 25, 2014). If the Company does not consummate its Initial Business Combination within this period of time, it will (i) as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata to the public shareholders by way of redemption and cease all operations except for the purposes of winding up its affairs. This redemption of public shareholders from the Trust Account shall be done automatically by function of the Company’s memorandum and articles of association and prior to any voluntary winding up. The initial shareholders have waived their rights to participate in any redemption with respect to their initial shares. However, if the initial shareholders or any of the Company’s officers, directors or affiliates acquire Ordinary Shares in or after the Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not consummate its Initial Business Combination within the required time period. In the event of such distribution, it is possible the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per Unit in the Public Offering.

Business Combination

An Initial Business Combination is subject to the following size, focus and shareholder approval provisions:

Size  — The prospective target business or businesses must have a fair market value that is at least equal to 80% of the balance of the Trust Account at the time of the execution of a definitive agreement with such target. The Company will not consummate an Initial Business Combination unless it acquires a controlling interest in a target company or is otherwise not required to register as an investment company under the Act.

Focus  — The Company will seek to identify, acquire and operate a business located in Canada, Europe, Africa or Israel, although the Company may pursue acquisition opportunities in other geographic regions.

Tender Offer/Shareholder Approval  — The Company, after signing a definitive agreement for an Initial Business Combination, will either (i) provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements, or (ii) if the Company loses its status as a foreign private issuer (“FPI”) and is subject to the Exchange Act rules applicable to domestic issuers, seek shareholder approval of the Initial Business Combination at a meeting called for such purpose in connection with which shareholders may seek to redeem their shares, regardless of whether they vote for or against the Initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable plus amounts released to fund working capital requirements.

The decision as to whether the Company will seek shareholder approval of the Initial Business Combination or will allow shareholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as whether the Company is deemed a FPI, the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek shareholder approval. If the Company seeks shareholder approval, it will consummate its Initial Business Combination only if a majority of the outstanding ordinary shares voted are voted in favor of the Initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Furthermore, the redemption threshold may be further limited by the terms and conditions of the Initial Business Combination.

F-8

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations- (continued)

Regardless of whether the Company holds a shareholder vote or a tender offer in connection with an Initial Business Combination, a public shareholder will have the right to redeem their Public Shares for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable and amounts released to fund working capital requirements. As a result, such Ordinary Shares are recorded at redemption/tender value and classified as temporary equity as of the completion of the Public Offering, in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity.”

Liquidation  — If the Company does not consummate an Initial Business Combination within 18 (or 21 months) from the closing of the Public Offering, the Company (i) will, as promptly as reasonably possible but no more than five business days thereafter, distribute the aggregate amount then on deposit in the Trust Account (less up to $50,000 of the net interest earned thereon to pay dissolution expenses), pro rata, to holders of Public Shares by way of redemption and (ii) intends to cease all operations except for the purposes of any winding up of its affairs. This redemption of public shareholders from the Trust Account shall be done automatically by function of the Company’s memorandum and articles of association and prior to any voluntary winding up, although at all times subject to the BVI Business Companies Act, 2004 of the British Virgin Islands.

In the event of liquidation, it is possible the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Public Offering (assuming no value is attributed to the Public Warrants discussed in Note 3).

2. Significant Accounting Policies

Basis of Presentation

The accompanying financial statements of the Company are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America and pursuant to the rules and regulations of the Securities and Exchange Commission.

Development Stage Company

The Company is considered to be in the development stage as defined by FASB ASC 915, “Development Stage Entities,” and is subject to the risks associated with activities of development stage companies. The Company has neither engaged in any operations nor generated any income to date. All activity through March 31, 2014 relates to the Company’s formation and the Public Offering and since consummation of the Public Offering, the search for a prospective target business with which to complete an Initial Business Combination. The Company will not generate any operating revenues until after completion of an Initial Business Combination, at the earliest. The Company may generate non-operating income in the form of interest income from the designated Trust Account.

Net Loss Per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of Ordinary Shares outstanding during the period. Diluted net loss per share is computed by dividing net loss per share by the weighted average number of Ordinary Shares outstanding, plus to the extent dilutive, the incremental number of Ordinary Shares to settle warrants held by the Sponsor and the Public (see Note 4), as calculated using the treasury stock method. As the Company reported a net loss for all periods presented in the accompanying interim statements of operations, the effect of the 10,570,000 warrants (including 4,820,000 Private Placement Warrants issued to the Sponsor and lead underwriter in the private placement), have not been considered in the diluted loss per ordinary share because their effect would be anti-dilutive. As a result, dilutive loss per ordinary share is equal to basic loss per ordinary share.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

F-9

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies- (continued)

Income Taxes

The Company was incorporated in the British Virgin Islands, and as such, is not subject to corporate income taxes. The Company is required to determine whether its tax positions are more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces ending retained earnings. Based on its analysis, the Company has determined that it has not incurred any liability for unrecognized tax benefits as of March 31, 2014. The Company’s conclusions may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof.

The Company recognizes interest and penalties related to unrecognized tax benefits in interest expense and other expenses, respectively. No interest expense or penalties have been recognized as of and for the year ended March 31, 2014. The Company is subject to income tax examinations by major taxing authorities since inception.

The Company may be subject to potential examination by U.S. federal, U.S. state or foreign jurisdiction authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal, U.S. state and foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Deferred Offering Costs

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Public Offering and that were charged to capital upon the receipt of the capital raised.

Warrant Liability

The Company accounts for the 10,570,000 warrants issued in connection with its Offering (consisting of 5,750,000 warrants issued in the Offering and the 4,820,000 Sponsor Warrants) in accordance with the guidance contained in 815-40-15-7D, “Contracts in Entity's Own Equity” whereby under that provision they do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period. Management used the quoted market price for the valuation of the warrants to determine the warrant liability to be $8,112,475 as of March 31, 2014. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company's statement of operations.

Fair Value of Financial Instruments

Unless otherwise disclosed, the fair values of financial instruments, including cash and the note payable to related party, approximate their carrying amount due primarily to their short-term nature.

Recent Accounting Pronouncements

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Redeemable ordinary shares

As discussed in Note 1, all of the 5,750,000 Public Shares contain a redemption feature which allows for the redemption of such shares under the Company's liquidation or tender offer/shareholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, its memorandum and articles of association provides that in no event will the Company redeem its public shares in an amount that would cause its net tangible assets (shareholders' equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Ordinary Shares shall be affected by charges against the par value of common stock and retained earnings, or in the absence of retained earnings, by charges against paid-in capital in accordance with ASC 480-10-S99.

F-10

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

2. Significant Accounting Policies- (continued)

Accordingly, at March 31, 2014, 4,032,060 of the 5,750,000 public shares are classified outside of permanent equity at their redemption value. The redemption value is equal to the pro rata share of the aggregate amount then on deposit in the Trust Account, including interest but less taxes payable (approximately $8.00 at March 31, 2014).

3. Public Offering

Public Units

On July 25, 2012, the Company sold 5,000,000 Public Units at a price of $8.00 per unit. Each Public Unit consists of one Public Share and one Public Warrant to purchase one Ordinary Share. On July 26, 2012, the Company sold an additional 750,000 Public Units at a price of $8.00 per unit. See footnote 1 for a discussion of the "Public Offering".

On September 14, 2012, the Company, announced that EBC notified it that commencing September 20, 2012, the holders of the Company’s Public Units may elect to separately trade the Ordinary Shares and Public Warrants underlying such Public Units. Those Public Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “INXBU” and each of the underlying Ordinary Shares and Warrants will trade under the symbols “INXB” and “INXBW”, respectively. Holders of Public Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the Public Units into Ordinary Shares and Public Warrants.

Public Warrant Terms and Conditions:

Exercise Conditions  — Each Public Warrant entitles the holder to purchase from the Company one Ordinary Share at an exercise price of $7 per share commencing on the later of the completion of an Initial Business Combination and July 25, 2014, provided that the Company has an effective registration statement under the Securities Act of 1933, as amended, covering the Ordinary Shares issuable upon exercise of the Public Warrants and such shares are registered or qualified under the securities laws of the state of residence of the exercising holder. The Public Warrants expire three years from the date of the completion of the Company’s Initial Business Combination, unless earlier redeemed. The Public Warrants will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ notice after the warrants become exercisable, only in the event that the last sale price of the Ordinary Shares exceeds $10.50 per share for any 20 trading days within a 30-trading day period. If the Public Warrants are redeemed by the Company, management will have the option to require all holders that wish to exercise such warrants to do so on a cashless basis.

Registration Risk  — In accordance with a warrant agreement relating to the Public Warrants, the Company will be required to use its best efforts to maintain the effectiveness of a registration statement relating to the Ordinary Shares issuable upon exercise of the Public Warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event a registration statement is not effective at the time of exercise, the holders of such Public Warrants shall not be entitled to exercise such Public Warrants (except on a cashless basis under certain circumstances) and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle or cash settle the Public Warrants. Consequently, the Public Warrants may expire unexercised, unredeemed and worthless, and an investor in the Public Offering may effectively pay the full unit price solely for the ordinary shares included in the Public Units.

Accounting  — Management has determined, in accordance with the guidance contained in 815-40-15-7D, “Contracts in Entity's Own Equity” whereby under that provision the Public Warrants, Sponsor Warrants or EBC Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period.

F-11

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

3. Public Offering- (continued)

Underwriting Agreement  — The Company paid an underwriting discount of 3.5% of the Public Unit offering price to the underwriters at the closing of the Public Offering (an aggregate of $1,610,000). The Company also issued a unit purchase option, for $100, to EBC or its appointees or its designees, to purchase 500,000 units at an exercise price of $8.80 per unit. The unit purchase option is exercisable commencing on the later to occur of the consummation of the Initial Business Combination and July 19, 2013 and expires July 19, 2017. The units issuable upon exercise of this option are identical to the units sold in the Public Offering. The Company has accounted for the fair value of the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Public Offering resulting in a charge directly to shareholders’ equity. The Company estimated that the fair value of this unit purchase option was approximately $1,105,719 (or $2.21 per unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 0.27% and (3) expected life of five years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying ordinary shares) to exercise the unit purchase option without the payment of any cash. The holder of the unit purchase option is entitled to certain demand and piggy-back registration rights. The Company has no obligation to net cash settle the exercise of the unit purchase option or the Warrants underlying the unit purchase option. The holder of the unit purchase option is not entitled to exercise the unit purchase option or the Warrants underlying the unit purchase option unless a registration statement covering the securities underlying the unit purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the unit purchase option or underlying Warrants, the unit purchase option or Warrants, as applicable, will expire worthless.

The Company has engaged EBC on a non-exclusive basis, to act as its advisor and investment banker in connection with its Initial Business Combination to provide it with assistance in negotiating and structuring the terms of its Initial Business Combination. The Company will pay EBC a cash fee of $860,000 for such services upon the consummation of its Initial Business Combination.

4. Related Party Transactions

Founder Shares  — In April 2011, the Sponsors purchased 1,150,000 ordinary shares as adjusted, (the “Founder Shares”) for $25,000, or approximately $0.022 per share. On May 24, 2012, the Company effectuated a 1.25-for-1 forward split of the outstanding Ordinary Shares, leaving the sponsors and initial shareholders with 1,437,500 founder shares.

Forfeiture  — The Founder Shares included 187,500 Ordinary Shares that were subject to forfeiture if and to the extent the underwriters’ over-allotment option was not exercised, so that the initial shareholders would own 20% of the Company’s issued and outstanding shares after the Public Offering. On July 26, 2012 the over-allotment option was exercised in full and therefore no such shares are subject to forfeiture.

Rights  — The Founder Shares are identical to the Ordinary Shares included in the Public Units sold in the Public Offering except that (i) the Founder Shares are subject to certain transfer restrictions, as described in more detail below, and (ii) the initial shareholders have agreed to waive their redemption rights with respect to the Founder Shares and any Public Shares they purchase in connection with the Initial Business Combination and have also waived their redemption rights with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination within 18 (or 21) months from the closing of the Public Offering.

Voting  — If the Company seeks shareholder approval of its Initial Business Combination, the initial shareholders have agreed to vote the Founder Shares and any Public Shares purchased during or after the Public Offering in favor of the Initial Business Combination.

Liquidation  — Although the initial shareholders and their permitted transferees have waived their redemption rights with respect to the Founder Shares if the Company fails to consummate an Initial Business Combination within 18 (or 21) months from the closing of the Public Offering, they are entitled to redemption rights with respect to any Public Shares they may own.

F-12

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions- (continued)

Sponsor and EBC Warrants  — On July 25, 2012, the Sponsors and EBC purchased an aggregate of 4,000,000 and 400,000 warrants, respectively (the “Sponsor Warrants” and “EBC Warrants”, respectively) at $0.50 per warrant (for an aggregate purchase price of $2,200,000) from the Company on a private placement basis simultaneously with the closing of the Public Offering. On July 26,2012 the Sponsors and EBC purchased an aggregate of 381,818 and 38,182 warrants, respectively at $0.50 per warrant (for an aggregate purchase price of $210,000) from the Company on a private placement basis simultaneously with the closing of the over-allotment closing.

Exercise Conditions  — Each Sponsor Warrant and EBC Warrant is exercisable into one ordinary share at $7 per share. The proceeds from the Sponsor Warrants and EBC Warrants were added to the proceeds from the Public Offering held in the Trust Account. The Sponsor Warrants and EBC Warrants are identical to the Public Warrants except that (a) the Sponsor Warrants and EBC Warrants and any Public Warrants purchased by the Sponsors or their affiliates (i) will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are held by the initial purchasers or their affiliates, and (ii) will be subject to certain transfer restrictions described in more detail below, and (b) the period during which the EBC Warrants are exercisable may not be extended beyond five years from the effective date of the registration statement of which this prospectus forms a part. The purchasers have agreed that the Sponsor Warrants and EBC Warrants will not be sold or transferred by them (except to certain permitted transferees) until after the Company has completed the Initial Business Combination.

Accounting  — Management has determined, in accordance with the guidance contained in 815-40-15-7D, “Contracts in Entity's Own Equity” whereby under that provision the Sponsor Warrants, EBC Warrants, or the Public Warrants do not meet the criteria for equity treatment and must be recorded as a liability. Accordingly, the Company classifies the warrant instrument as a liability at its fair value and adjusts the instrument to fair value at each reporting period.

Disposition Restrictions

The initial shareholders have agreed not to transfer, assign or sell any of their Founder Shares (except in limited circumstances to permitted assigns) until the earlier of (1) one year after the completion of its Initial Business Combination and (2) the date on which the Company consummate a liquidation, share exchange, share reconstruction and amalgamation, or other similar transaction after its Initial Business Combination that results in all of its shareholders having the right to exchange their ordinary shares for cash, securities or other property (the “Lock-Up Period”). Notwithstanding the foregoing, if the Company’s share price reaches or exceeds $9.60 for any 20 trading days within at least one 30-trading day period during the Lock-Up Period, 50% of the Founder Shares will be released from the lock-up and, if the Company’s share price reaches or exceeds $12.00 for any 20 trading days within at least one 30-trading day period during such Lock Up Period, the remaining 50% of the Founder Shares shall be released from the lock-up. The Sponsor has agreed not to transfer, assign or sell any of the Sponsor Warrants including the Ordinary Shares issuable upon exercise of the Sponsor Warrants until after the completion of an Initial Business Combination.

Registration Rights

The holders of the Founder Shares, Sponsor Warrants, EBC Warrants and warrants that may be issued upon conversion of working capital loans (and the Ordinary Shares underlying all of such warrants) have registration rights to require the Company to register a sale of any of the securities held by them pursuant to a registration rights agreement signed on July 19, 2012. These holders are entitled to make up to three demands (or one demand in the case of the EBC Warrants), excluding short form demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (i) in the case of the Founder Shares, upon the earlier of (1) one year after the completion of the Company’s Initial Business Combination or (2) the date (1) one year after the completion of the Company’s Initial Business Combination or (2) the date on which the Company consummates a liquidation, merger, share exchange or other similar transaction after the Company’s Initial Business Combination that results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the Sponsor Warrants and EBC Warrants and the respective Ordinary Shares underlying such warrants, after the completion of the Company’s Initial Business Combination. Notwithstanding the foregoing, in the event the sales price of the Company’s Ordinary Shares reaches or exceeds $9.60 for any 20 trading days within any 30-trading day period during such one year period, 50% of the Founder Shares shall be released from the lock-up and, if the sales price of the Company’s shares reaches or exceeds $12.00 for any 20 trading days within any 30-trading day period during such one year period, the remaining 50% of the Founder Shares shall be released from the lock-up. In addition, members of the Company’s Sponsor and the underwriters have agreed not to, subject to certain limited exceptions, transfer, assign or sell any of the Sponsor Warrants or EBC Warrants (including the Ordinary Shares issuable upon exercise of such Warrants) until after the completion of the Initial Business Combination. The Company will bear the costs and expenses of filing any such registration statements.

F-13

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

4. Related Party Transactions- (continued)

Administrative Services

The Company has agreed pay $10,000 per month for up to 21 months for office space, utilities and secretarial and administrative services to Infinity-C.S.V.C. Management Ltd, an affiliate of the Company’s sponsors. Services commenced July 20, 2012 and will terminate upon the earlier of (i) the consummation of an Initial Business Combination or (ii) the liquidation of the Company.

Note and advances Payable

In April, 2011, the Company issued an unsecured promissory note for $45,000 to the Sponsors and received from the Sponsors advances in the amount of $93,265; proceeds from the loan and the advances were used to fund a portion of the organizational and offering expenses owed by the Company to third parties. The principal balances of the loan and the advances are repayable on the earlier of (i) the date of the consummation of the Public Offering or (ii) September 30, 2012. The principal balance was pre-payable without penalty at any time in whole or in part. No interest accrued on the unpaid principal balance of the loan and the advances. The loan and the advances were due and payable upon the consummation of the Public Offering. As at March 31, 2013, the loan and the advances have been paid.

5. Shareholders’ Equity

Ordinary Shares  — The Company has unlimited Ordinary Shares authorized. Holders of the Company’s Ordinary Shares are entitled to one vote for each Ordinary Share. At March 31, 2014, there were 3,155,440 Ordinary Shares outstanding (excluding 4,032,060 shares subject to possible redemption).

Preferred Shares  — The Company is authorized to issue an unlimited number of preferred shares in five different classes with such designations, voting and other rights and preferences as may be determined from time to time by Board of Directors. At March 31, 2014 the Company has not issued any preferred shares.

6. Commitments

The Company has committed to pay its attorneys a deferred legal fee of $100,000 upon the consummation of the Initial Business Combination relating to services performed in connection with the Public Offering. This amount has been accrued in the accompanying balance sheet.

7. Fair Value Measurement

The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The following tables present information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2014, and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and include situations where there is little, if any, market activity for the asset or liability:

F-14

INFINITY CROSS BORDER ACQUISITION CORPORATION

(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS

7. Fair Value Measurement- (continued)

Fair Value of Financial Assets as of March 31, 2013

Description	Balances, at March 31, 2014	Quoted Prices in Active Markets (level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account	$46,000,000	$46,000,000	-	-
Liabilities:
Warrant liability	$8,112,475	$8,112,475	-	-
Total	$37,887,525	$37,887,525	-	-

The fair values of the Company’s investments held in the Trust Account are determined through market, observable and corroborated sources. Under the terms of the trust there was an decrease in fair value of $13,666 as of March 31,2014.

F-15

GLORI ENERGY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	December 31,	March 31,
	2013	2014
		(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$20,867	$6,254
Accounts receivable, less allowance for doubtful accounts of $80 and $60 as of December 31, 2013 and March 31, 2014, respectively	307	1,326
Prepaid expenses and other current assets	71	701
Inventory	24	345
Total current assets	21,269	8,626

Property and equipment, at cost, net of accumulated depreciation, depletion and amortization	2,810	42,274

Non-current deferred tax asset, net	-	802
Deferred offering costs	378	1,279
Deferrred loan costs and other	162	891
Total assets	$24,619	$53,872

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$534	$1,808
Deferred revenues	1,753	2,445
Accrued expenses	417	919
Warrant liabilities	13,905	13,713
Current portion of long-term debt	3,499	9,960
Current deferred tax liability, net	-	802
Total current liabilities	20,108	29,647

Long-term liabilities:
Long-term debt, less current portion	1,771	18,469
Other long-term liabilities	449	1,315
Total long-term liabilities	2,220	19,784
Total liabilities	22,328	49,431

Commitments and contingencies

Temporary equity:
Series A cumulative convertible redeemable preferred stock, $.0001 par value, 521,852 shares authorized 475,541 shares issued and outstanding, stated at liquidation preference	13,762	13,900
Series B cumulative convertible redeemable preferred stock, $.0001 par value, 2,901,052 shares authorized, issued and outstanding, stated at liquidation preference	31,900	33,421
Series C cumulative convertible redeemable preferred stock, $.0001 par value, 13,780,033 shares authorized, 7,296,607 shares issued and outstanding, stated at liquidation preference	29,773	22,809
Series C-1 cumulative convertible redeemable preferred stock, $.0001 par value, 8,836,718 shares authorized, 4,462,968 shares issued and outstanding, stated at liquidation preference	3,234	2,558
Series C-2 cumulative convertible redeemable preferred stock, $.0001 par value, 3,482,952 shares authorized, 1,842,028 shares issued and outstanding as of March 31, 2014, stated at liquidation preference	-	1,557
Total temporary equity	78,669	74,245

Stockholders' equity:
Common stock, $.0001 par value, 100,000,000 shares authorized, 3,295,771 shares issued and outstanding as of December 31, 2013 and March 31, 2014	1	1
Accumulated deficit	(76,379)	(69,805)
Total stockholders' equity	(76,378)	(69,804)
Total liabilities, temporary equity and stockholders' equity	$24,619	$53,872

The accompanying notes are an integral part of these consolidated financial statements.

F-16

GLORI ENERGY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2014
	(Unaudited)

Revenues:
Oil and gas revenues	$107	$742
Service revenues	617	260
Total revenues	724	1,002

Operating expenses:
Oil and gas operations	574	1,227
Service operations	571	541
Science and technology	367	320
Selling, general and administrative	1,067	1,262
Depreciation, depletion and amortization	173	448
Total operating expenses	2,752	3,798

Loss from operations	(2,028)	(2,796)

Other (expense) income:
Interest expense	(265)	(347)
Gain on change in fair value of warrants	-	2,454
Other (expense) income	(15)	5
Total other (expense) income, net	(280)	2,112

Net loss before taxes on income	(2,308)	(684)

Taxes on income	-	-

Net loss	(2,308)	(684)

Less:
Accretion of redeemable preferred stock and
preferred stock dividends	(2,637)	(4,581)

Net loss applicable to common stockholders	$(4,945)	$(5,265)

Net loss per common share, basic and diluted	$(1.60)	$(1.60)

Weighted average common shares outstanding,
basic and diluted	3,087	3,296

The accompanying notes are an integral part of these consolidated financial statements.

F-17

GLORI ENERGY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

(in thousands, except share data)

	Temporary equity - convertible redeemable preferred stock											Stockholders' equity
											Total			Additional		Total
	Series A Preferred		Series B Preferred		Series C Preferred		Series C-1 Preferred		Series C-2 Preferred		temporary	Common stock		paid-in	Accumulated	stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	equity	Shares	Par value	capital	deficit	equity

Balances as of December 31, 2013	475,541	$13,762	2,901,052	$31,900	7,296,607	$29,773	4,462,968	$3,234	-	$-	$78,669	3,295,771	$1	$-	$(76,379)	$(76,378)

Stock based compensation (unaudited)	-	-	-	-	-	-	-	-	-	-	-	-	-	77	-	77

Share issuance (unaudited)	-	-	-	-	-	-	-	-	1,842,028	2,787	2,787	-	-	-	-	-

Issuance, repurchase and cancellation of common shares, net (unaudited)	-	-	-	-	-	-	-	-	-	-	-	-	-	(30)	-	(30)
											-					-
Accretion of preferred stock (unaudited)	-	138	-	1,521	-	1,518	-	1,327	-	77	4,581	-	-	(47)	(4,534)	(4,581)
											-
Beneficial conversion feature (unaudited)	-	-	-	-	-	(18,095)	-	(4,273)	-	(2,787)	(25,155)	-	-	-	25,155	25,155
											-
Amortization of beneficial conversion feature (unaudited)	-	-	-	-	-	9,613	-	2,270	-	1,480	13,363	-	-	-	(13,363)	(13,363)

Net loss (unaudited)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(684)	(684)

Balances as of March 31, 2014 (unaudited)	475,541	$13,900	2,901,052	$33,421	7,296,607	$22,809	4,462,968	$2,558	1,842,028	$1,557	$74,245	3,295,771	$1	$-	$(69,805)	$(69,804)

The accompanying notes are an integral part of these consolidated financial statements.

F-18

GLORI ENERGY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2013	2014
	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,308)	$(684)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization of property and equipment	173	448
Stock-based compensation	72	77
Amortization of deferred loan costs and other	74	38
Accretion of end-of-term charge	24	24
Loss on disposal of property and equipment	15	-
Gain on change in fair value of warrant liabilities	-	(2,454)
Accretion of discount on long-term debt	16	17
Changes in operating assets and liabilities:
Accounts receivable	(29)	(1,019)
Prepaid expenses	(48)	(630)
Inventory	(4)	6
Accounts payable	155	203
Deferred revenue	27	692
Accrued expenses	(208)	502
Net cash used in operating activities	(2,041)	(2,780)

Cash flows from investing activities:
Purchase of proved oil and gas property	-	(38,988)
Purchase of other property and equipment	(124)	(82)
Net cash used in investing activities	(124)	(39,070)

Cash flows from financing activities:
Proceeds from issuance of common and preferred stock	1	2,757
Proceeds from issuance of preferred warrants	-	2,262
Proceeds from issuance of long-term debt	-	24,035
Payments for deferred offering costs	(110)	(157)
Payments for deferred loan costs	-	(767)
Payments on long-term debt	(2)	(893)
Net cash (used in) provided by financing activities	(111)	27,237

Net decrease in cash and cash equivalents	(2,276)	(14,613)

Cash and cash equivalents, beginning of period	18,707	20,867

Cash and cash equivalents, end of period	$16,431	$6,254

Non-cash financing and investing activities:
Asset retirement obligation assumed	$-	$745
Beneficial conversion feature on Series C, Series C-1 and Series C-2
Preferred Shares	-	25,155
Amortization of beneficial conversion feature on Series C, Series
C-1 and Series C-2 Preferred Shares	-	(13,363)

Changes in financial statement amounts due to purchase of the Coke Field Assets:
Inventory	-	327

Supplemental cash flow information:
Interest paid	$197	$226

The accompanying notes are an integral part of these consolidated financial statements.

F-19

NOTE 1 - ORGANIZATION, NATURE OF BUSINESS AND LIQUIDITY

Glori Energy Inc., a Delaware corporation (formerly Glori Oil Limited) was incorporated in November 2005 (as successor in interest to Glori Oil LLC) to increase production and recovery from mature oil wells using state of the art biotechnology solutions.

In October 2007, the company formed Glori Oil (Argentina) Limited, a Delaware corporation, as a wholly-owned subsidiary, to provide its solutions to South America. In April and May 2008 the company formed Glori Oil S.R.L. (see Note 11) which was owned by of Glori Oil (Argentina) Limited (97%) and Glori Energy Inc. (3%) and domiciled in Argentina to conduct the company’s Argentinian operations.

In September 2010, the Company incorporated Glori Canada Ltd. (formerly Glori Oil Ltd.) in the province of Alberta, Canada, with registration in the province of Saskatchewan, as a wholly-owned subsidiary, to conduct the Company’s business in Canada.

In October 2010, the Company activated a previously dormant wholly-owned subsidiary, Glori Holdings Inc. (formerly Glori Oil Holdings Company), to acquire a 100% working interest in a leasehold in Kansas, the Etzold Field, in exchange for the assumption of the asset retirement obligation (the plugging and abandonment liability) of the existing wells on the leasehold and an overriding royalty interest. In September 2012, the Company acquired a 100% working interest in an adjacent property, in exchange for the assumption of the asset retirement obligation, cash and an overriding royalty interest.

In February 2011, the Company incorporated Glori California Inc. (formerly Glori Oil California Limited) to conduct its operations in the state of California.

In September 2013, the Company incorporated OOO Glori Energy in Russia as a first step toward investigating potential projects in that country.

In March 2014, the Company incorporated Glori Energy Production Inc., a wholly-owned subsidiary of Glori Holdings Inc. to purchase the Coke Field Assets (see Note 3) and incur the associated acquisition debt.

Glori Energy Inc., Glori Oil (Argentina) Limited, Glori Oil S.R.L., Glori Canada Ltd., Glori Holdings Inc., Glori California Inc., OOO Glori Energy and Glori Energy Production Inc. are collectively referred to as the “Company” in the consolidated financial statements.

F-20

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

We have prepared the condensed consolidated financial statements included herein pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to these rules and regulations. In the opinion of management, these condensed consolidated financial statements contain all adjustments necessary to present fairly the Company’s consolidated financial position as of December 31, 2013 and March 31, 2014 (unaudited), consolidated results of operations and consolidated changes in cash flows for the three months ending March 31, 2013 and 2014 (unaudited) and consolidated statements of temporary equity and stockholders’ equity for the three months ended March 31, 2014 (unaudited). All such adjustments represent normal recurring items. These consolidated financial statements should be read in conjunction with the consolidated financial statements as of and for the year ended December 31, 2013 and the notes thereto.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Glori Energy Inc. and its wholly-owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Reclassificiations

Certain 2013 amounts related to oil and gas revenues, service revenues, oil and gas operations, service operations and depreciation, depletion and amortization have been reclassified for comparative purposes.

F-21

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following (in thousands):

	December 31,	March 31,
	2013	2014
		(Unaudited)

Construction in progress	$902	$814
Laboratory and warehouse facility	591	591
Laboratory and field service equipment	2,968	2,936
Office equipment, computer equipment, vehicles and other	431	745
Proved oil and gas properties - successful efforts	3,141	42,719
	8,033	47,805
Less: accumulated depreciation, depletion and amortization	(5,223)	(5,531)

	$2,810	$42,274

Depreciation and amortization expense was $136,000, depletion expense was $34,000 and accretion expense related to the asset retirement obligation was $3,000 for the three months ended March 31, 2013. Depreciation and amortization expense was $124,000, depletion expense was $227,000 and accretion expense related to the asset retirement obligation was $97,000 for the three months ended March 31, 2014.

On March 14, 2014, a subsidiary of the Company, Glori Energy Production Inc., acquired certain oil, gas and mineral leases in Wood County Texas (the “Coke Field Assets”) from Petro-Hunt L.L.C. (“Petro-Hunt”) for (i) $38.0 million in cash (see Note 4) and a $2.0 million convertible note payable (see Note 4) to Petro-Hunt, subject to certain purchase price adjustments primarily for net revenues in excess of direct operating expenses of the property from January 1, 2014 through the closing date, March 14, 2014, and (ii) the assumption of the asset retirement obligation related to plugging and abandoning the Coke Field Assets. The Company has included revenues and expenses related to the Coke Field Assets for the period from March 15 through March 31, 2014 in the condensed consolidated statement of operations for the three months ended March 31, 2014. For this period, the revenues and net loss attributable to the Coke Field Assets were $670,000 and $124,000, respectively. Approximately $800,000 of the excess net revenue related to Coke Field Assets operations was realized at closing by reducing the actual cash paid to Petro-Hunt to $37.2 million. The excess net revenues reduction represents the Company’s and Petro-Hunt’s best estimate of the purchase price adjustments based on net revenues in excess of direct operating expenses. The actual adjustment, based on Petro-Hunt’s accounting records, will be finalized once available.

Of the total $39.2 million total purchase price of the Coke Field Assets the Company recognized at approximate fair market value, assets such as office equipment and trucks included in property and equipment on the Company’s condensed consolidated balance sheets of approximately $310,000 and items such as tubular stock of $327,000 classified in inventory on the Company’s condensed consolidated balance sheets. The remaining purchase price balance was allocated to proved oil and gas properties in property and equipment on the Company’s condensed consolidated balance sheets. Also included in proved oil and gas properties, the Company recognized an asset associated with the asset retirement obligation (plugging and abandonment of the well) of $745,000 and an offsetting liability included in other long-term liabilities on the Company’s condensed consolidated balance sheets.

The following summary presents unaudited pro forma information for the three months ended March 31, 2013 and 2014, as if the Coke Acquisition had been consummated at January 1, 2014 (in thousands, except per share amounts):

	For the Three Months Ended March 31,
	2013	2014

Total revenues	4,308	3,837
Net loss	(2,112)	(616)
Net loss applicable to common stockholders	(4,749)	(5,197)

Net loss per common shares, basic and diluted	$(1.54)	$(1.58)

Weighted average shares outstanding
Basic	3,087	3,296
Diluted	3,087	3,296

F-22

NOTE 4 - LONG TERM DEBT

On June 11, 2012, the Company entered into a secured term promissory note in the amount of $8.0 million. The note contains a 10.0% annual interest rate subject to increase based upon an increase in the prime rate. The loan is secured by substantially all assets of the Company. The lender also received a warrant to purchase 145,932 shares of the Company’s Series C Preferred Stock at the per share price of $2.741 for a period of 10 years (see Note 6). Equal monthly principal payments are due over 27 months beginning in April 2013 through June 2015 plus an end of term charge of $280,000. As of December 31, 2013 and March 31, 2014, the ratable liability for the end of term charge was $144,000 and $168,000, respectively and is included in other long-term liabilities on the accompanying condensed consolidated balance sheets. The loan agreement contains covenants which place restrictions on the incurrence of debt, liens and capital expenditures. As of March 31, 2014 the outstanding loan balance is $3,489,000. The Company is in compliance with all the covenants as of March 31, 2014.

On March 14, 2014 in connection with the closing of the acquisition of the Coke Field Assets, the Company entered into two financing agreements of $18.0 million and $4.0 million in order to fund a portion of the $38.0 million in cash required for the acquisition.

The $18.0 million note is a senior secured term loan facility of Glori Energy Production Inc. and is secured by the Coke Field Assets and shares of common stock. The loan has a three year term bearing interest at 11.0% per annum, subject to increase upon a LIBOR rate increase above 1%. The credit agreement requires quarterly principal payments equal to 50% of the excess cash flows, as defined, from the Coke Field Assets during the first year and 75% thereafter subject to a minimum quarterly principal payment of $112,500 plus interest. The loan was funded net of closing costs of 2%, or $360,000, which is included in deferred loan costs on the condensed consolidated balance sheets and will be amortized over the loan term. The loan agreement contains covenants which place restrictions on Glori Energy Production’s ability to incur additional debt, incur other liens, make other investments, capital expenditures and the sale of assets. Commencing with the quarter ended June 30, 2014, the loan agreement also requires Glori Energy Production to maintain certain financial ratios including a maximum debt to earnings before interest, taxes and depreciation and amortization (“EBITDA”), a working capital ratio and minimum ratio of proved reserves to debt, all as defined in the loan agreement. Glori Energy Production is in compliance with all covenants as of March 31, 2014.

The $4.0 million note has a 2 year term bearing interest at 12.0% per annum and is secured by the assets of the Company but is subordinated to existing Company debt. The loan was funded net of closing costs of 2%, or $80,000, which is included in deferred loan costs on the condensed consolidated balance sheets and will be amortized over the loan term. The note must be prepaid within 60 days of consummation of the Merger and Share Exchange Agreement (see Note 11).

On March 14, 2014, in connection with the purchase of the Coke Field Assets, a subsidiary of the Company, Glori Energy Production, issued to Petro-Hunt an unsecured, subordinated convertible promissory note for $2.0 million bearing interest at 6.0% per annum. The note principal is convertible into 250,000 common shares at the option of the Company or Petro-Hunt after the consummation of the Merger and Share Exchange Agreement (see Note 11).

F-23

Maturities on long-term debt during the next three years are as follows (in thousands):

Year ending March 31,	Amount
(Unaudited)

2015	$9,960
2016	1,351
2017	17,118
$28,429

NOTE 5 - LOSS PER SHARE

The Company follows current guidance for share-based payments which are considered as participating securities. Share-based payment awards that contain non-forfeitable rights to dividends, whether paid or unpaid, are designated as participating securities and are included in the computation of basic earnings per share. However, in periods of net loss, participating securities other than common stock are not included in the calculation of basic loss per share because there is not a contractual obligation for owners of these securities to share in the Company’s losses, and the effect of their inclusion would be anti-dilutive.

The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share data):

	Three Months Ended March 31,
	2013	2014
	(Unaudited)

Numerator:

Net loss	$(2,308)	$(684)
Less: Accretion of redeemable preferreed stock and preferred stock dividends	(2,637)	(4,581)
Net loss applicable to common stockholders	$(4,945)	$(5,265)

Denominator:

Weighted-average common shares outstanding—basic	3,087	3,296
Effect of dilutive securities	-	-
Weighted-average common shares - diluted	3,087	3,296

Net loss per common share - basic and diluted	$(1.60)	$(1.60)

F-24

The following securities were not included in the calculation of diluted shares outstanding as they would have been anti-dilutive (in thousands):

	Three months ended March 31,
	2013	2014
	(Unaudited)

Series A cumulative convertible redeemable preferred stock	476	476
Series B cumulative convertible redeemable preferred stock	2,901	2,901
Series C cumulative convertible redeemable preferred stock	7,297	7,297
Series C-1 cumulative convertible redeemable preferred stock	-	4,463
Series C-2 cumulative convertible redeemable preferred stock	-	368
Series A preferred stock warrants	46	46
Series C preferred stock warrants	146	6,483
Series C-1 preferred stock warrants	-	3,976
Series C-2 preferred stock warrants	-	328
Common stock warrants	-	25
Common stock options	4,997	6,855

F-25

NOTE 6 – TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY

Series A Cumulative Convertible Redeemable Preferred Stock

The Series A Preferred Stock has cumulative dividend rights which are accrued at the per share rate of 4% per annum, compounded quarterly, and are payable if, as and when declared by the Board of Directors or upon certain events (the “Series A Accruing Dividends”), based upon the original issue price of $2.208 per share. No dividends have been declared as of December 31, 2013 and March 31, 2014. Dividends in arrears as of December 31, 2013 and March 31, 2014 are approximately $3,264,000 and $3,400,000, respectively. In the event of any merger, consolidation, sale, lease, transfer, exclusive license or other disposition of the Company such that the holders of a majority of capital stock immediately prior to such transaction cease to own at least a majority of capital stock immediately after such transaction (a “Liquidating Event”), holders of the Series A Preferred Stock, before any payment shall be made to the holders of Common Stock, will receive the greater of (i) the Series A original issue price plus any Accruing Dividends unpaid thereon or (ii) the amount per share of the Series A Preferred Stock which such holder of Series A Preferred Stock would receive if such holder had converted such shares of Series A Preferred into Common Stock immediately prior to such event. If upon such event the assets available for distribution shall be insufficient to pay the holders of the shares of Series A Preferred Stock the full amount to which they shall be entitled, the holders of Series A Preferred Stock share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full (a “Ratable Participation”). For the Series A Preferred Stock liquidation preference and price under a redemption, see Redemption of Preferred Stock.

In addition to the liquidation and redemption provisions, each share of the Series A Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series A original issue price plus any accrued or declared but unpaid dividends on each share, by the conversion price in effect at the time, see Conversion Features of Redeemable Preferred Stock.

Due to the nature of the redemption feature and other provisions, the Company has classified the Series A Preferred Stock as temporary equity. The carrying value is being accreted to its redemption value over a period of five years.

Of the total shares of Series A Preferred Stock issued and outstanding, 452,897 were issued for cash. In October 2007, the Company issued 22,644 Series A Preferred Stock to a common stockholder in satisfaction of a research and development contract that began in October 2006 and expired December 31, 2011. The Company’s Board of Directors determined that the fair value of the work product received by the Company was $500,000.

F-26

Series B Cumulative Convertible Redeemable Preferred Stock

The Series B Preferred Stock has cumulative dividend rights which are accrued at the per share rate of 8% per annum, compounded quarterly, and are payable if, as and when declared by the Board of Directors or upon certain events (the “Series B Accruing Dividends”) based upon the original issue price of $5.52 per share. No dividends have been declared as of December 31, 2013 and March 31, 2014. Dividends in arrears as of December 31, 2013 and March 31, 2014 are approximately $5,491,000 and $5,915,000, respectively. In the case of any Liquidating Event, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, before any payment to the holders of Series A Preferred Stock and Common Stock, an amount per share equal to the greater of (i) two times the Series B Preferred Stock original issue price, plus any Series B Accruing Dividends unpaid thereon, or (ii) the amount per share of the Series B Preferred Stock which such holder of Series B Preferred Stock would receive if such holder had converted such shares of Series B Preferred Stock into Common Stock immediately prior to such event. If upon such event the assets available for distribution shall be insufficient to pay the holders of the shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of the shares of Series B Preferred Stock will have Ratable Participation. For the Series B Preferred Stock liquidation preference and price under a redemption, see Redemption of Preferred Stock.

In addition to the liquidation and redemption provisions, each share of the Series B Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series B original issue price plus any accrued or declared but unpaid dividends on each share, by the conversion price in effect at the time see Conversion Features of Redeemable Preferred Stock.

Due to the nature of the redemption feature and other provisions, the Company has classified the Series B Preferred Stock as temporary equity. The carrying value is being accreted to its redemption value over a period of five years.

Series C Cumulative Convertible Redeemable Preferred Stock

On December 30, 2011, the Company entered into an agreement for the sale of 2,876,041 shares of its Series C Preferred Stock for proceeds of approximately $7.8 million, of which approximately $5,570,000 was purchased by four holders of Series B Preferred Stock. Of the total proceeds received in December 2011, approximately $1,571,000 represented the issuance of 572,973 Series C Preferred shares in exchange for a convertible promissory note and interest thereon originally issued on May 31, 2011 to Energy Technology Ventures. On January 19, 2012, the Company sold an additional 4,420,566 shares of its Series C Preferred Stock for proceeds of approximately $11.8 million to substantially the same group of investors.

F-27

The Series C Preferred Stock has cumulative dividend rights which are accrued at the per share rate of 8% for the first year following the date of issuance of the Series C Preferred Stock, (the “Original Issue Date”), 10% from the first anniversary date of the Original Issue Date to the day prior to the second anniversary of the Original Issue Date, and 12% from and after the third anniversary of the Original Issue Date. Dividends compound quarterly and are payable if, as and when declared by the Board of Directors or upon certain events (the “Series C Accruing Dividends”) based upon the original issue price of $2.741 per share. No dividends have been declared as of December 31, 2013 and March 31, 2014. Dividends in arrears as of December 31, 2013 and March 31, 2014 are approximately $3,966,000 and $4,687,000, respectively. In the case of any Liquidating Event, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to receive, before any payment to the holders of Series A and Series B Preferred Stock and Common Stock, an amount per share equal to the greater of (i) two times the Series C Preferred Stock original issue price, plus any Series C Accruing Dividends unpaid thereon, or (ii) the amount per share of the Series C Preferred Stock which such holder of Series C Preferred Stock would receive if such holder had converted such shares of Series C Preferred into Common Stock immediately prior to such event. If upon such event the assets available for distribution shall be insufficient to pay the holders of the shares of Series C Preferred Stock the full amount to which they shall be entitled, the holders of the shares of Series C Preferred Stock shall share a Ratable Participation. For the Series C Preferred Stock liquidation preference and price under a redemption, see Redemption of Preferred Stock.

In addition to the liquidation and redemption provisions, each share of the Series C Preferred Stock is convertible, at the option of the holder, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Series C Preferred Stock original issue price plus any accrued or declared but unpaid dividends on each share, by the conversion price in effect at the time see Conversion Features of Redeemable Preferred Stock.

Due to the nature of the redemption feature and other provisions, the Company has classified the Series C Preferred Stock as temporary equity. The carrying value is being accreted to its redemption value over a period of five years.

Series C-1 Cumulative Convertible Redeemable Preferred Stock

On April 30, 2013, the Company executed the Series C-1 Preferred Stock and Warrant Purchase Agreement for the sale of 4,462,968 shares of its Series C-1 Preferred Stock at the per share price of $2.741 for net proceeds of $11.7 million. The Series C-1 Preferred Shares are substantially equivalent to the Series C Preferred Shares. For the Series C-1 Preferred Stock liquidation preference and price under a redemption see Redemption of Preferred Stock and Conversion Features of Redeemable Preferred Stock.

In addition to the Series C-1 Preferred shares, each Series C-1 investor received warrants to acquire Series C-1 and Series C Preferred Stock equal to 325,000 shares of Series C-1 Preferred Stock for each $1 million of investment and warrants to acquire 325,000 shares of Series C Preferred Stock for each $1 million of previous investment in Series C Preferred Stock, see Series C Preferred Stock Warrants and Series C-1 Preferred Stock Warrants.

Dividends in arrears as of December 31, 2013 and March 31, 2014 are $827,000 and $1,219,000.

F-28

Series C-2 Cumulative Convertible Redeemable Preferred Stock

On March 13, 2014, the Company executed the Series C-2 Preferred Stock and Warrant Purchase Agreement for the sale of 1,842,028 shares of Series C-2 Preferred Stock for net proceeds of $5,049,000. The Series C-2 Preferred Shares are substantially equivalent to the Series C and C-1 Preferred Shares. For the Series C-2 Preferred Stock liquidation preference and price under a redemption see Redemption of Preferred Stock and Conversion Features of Redeemable Preferred Stock.

In addition to the Series C-2 Preferred shares there were 1,640,924 Series C-2 Preferred share warrants issued. Each Series C-2 investor received warrants to acquire Series C-2 Preferred Stock equal to 325,000 shares of Series C-2 Preferred Stock for each $1 million of investment, see Series C-2 Preferred Stock Warrants.

No dividends have been declared as of March 31, 2014 and dividends in arrears as of March 31, 2014 are $30,000.

Beneficial Conversion Feature

On March 13, 2014 the Company executed the Series C-2 Preferred Stock and Warrant Purchase Agreement and amended the Company’s Certificate of Incorporation. The Certificate of Incorporation originally gave preferential treatment of the Series C and C-1 shares in a qualifying initial public offering. The document was amended to include the preferential treatment for these shares and the C-2 Shares in the Merger and Share Agreement (see Note 11). In accordance with ASC 470-20, the amendment created a beneficial conversion feature for the Series C, Series C-1 and Series C-2 shares. The beneficial conversion feature is recognized as a reduction to the Series C, Series C-1 and Series C-2 Preferred Stock on the Company’s condensed consolidated balance sheets. The beneficial conversion feature amounts are amortized to additional paid-in capital from the recognition date to the date of the consummation of the Merger and Share Agreement (see Note 11).

Redemption of Preferred Stock

The holders of at least 66⅔ percent of the then outstanding shares of C-2 Preferred Stock, C-1 Preferred Stock, Series C Preferred Stock and Series B Preferred Stock, voting together as a single class, may, by written notice, on or after March 13, 2019, require the Company to redeem either (a) all of the outstanding shares of Series C, Series C-1 Preferred Stock and Series C-2 Preferred Stock (a “Series C/C-1/C-2 Redemption”) or (b) all outstanding shares of Preferred Stock (a “Preferred Stock Redemption”). The redemption price for Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock is a price per share of two times the issuance price plus accrued dividends. The Series A redemption price is the issuance price plus accrued dividends. If a redemption request is made, then the Company shall redeem either (i) in the case of a Series C/C-1/C-2 Redemption, all of the outstanding shares of Series C Preferred Stock, Series C-1 Preferred Stock and C-2 Preferred Stock, or (ii) in the case of a Preferred Stock Redemption, first, all outstanding shares of Series C Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock, second, all outstanding shares of Series B Preferred Stock, and third, all outstanding shares of Series A Preferred Stock, at per share amounts equal to the respective redemption amounts, in three equal annual installments commencing 60 days after the receipt of the redemption notice.

F-29

Conversion Features of Redeemable Preferred Stock

The conversion prices for the Series C-2 Preferred Stock, Series C-1 Preferred Stock, the Series C Preferred Stock, the Series B Preferred Stock, the Series A Preferred Stock, and the Series C-2 Preferred Stock, the Series C-1 Preferred Stock, the Series C Preferred Stock and the Series A Preferred Stock underlying the respective Preferred Stock Warrants are subject to adjustment for stock splits and for certain dividends or other distributions payable on the Common Stock in additional shares of the Company.

The original issue price of the Series A Preferred Stock was $2.208 per share; however, as a result of the issuance of 1,578,976 shares of Series B Preferred Stock on October 15, 2009 and the issuance of 1,050,416 shares of Series B Preferred Stock on October 7, 2010, pursuant to the terms of the anti-dilution provisions set forth in the Company’s Amended and Restated Certificate of Incorporation, the conversion price of the Series A Preferred Stock was reduced to $1.028 per share. The conversion price adjustment provisions essentially reduce the conversion price as a function of the number of common shares outstanding before and after sales of preferred stock which are issued at a price per share less than the original issue price.

The Series B Preferred Stock has similar conversion price adjustment provisions. The conversion price of the Series B Preferred Stock is $0.552, which is the original issue price adjusted for the 10 to 1 stock split which was effective in May of 2010.

The Series C, Series C-1, and Series C-2 Preferred Stock have optional conversion provisions by which, in the event of a Deemed Liquidating Event, generally defined as a merger or consolidation resulting in a transfer of at least a majority of the voting power of the Company’s shares of capital stock, or a Qualified Private Equity Financing, generally defined as the placement of capital shares in one transaction or a series of related transactions to new investors for gross proceeds of at least $10 million, the shares of Series C, Series C-1 and Series C-2 Preferred Stock may be converted into Common Stock at the lesser of the current Series C, Series C-1 and Series C-2 Conversion Price or 40% of the consideration per share of Common Stock to be received from Deemed Liquidating Event or Qualified Private Equity Financing (60% should the Qualified Private Equity Financing occur within one year of the Original Issue Date of the respective shares), as determined in good faith by the Board of Directors.

Series A Preferred Stock Warrants

At December 31, 2013 and March 31, 2014, the Company had outstanding warrants which entitle holders to purchase an aggregate of 46,311 shares of Series A Preferred Stock at an exercise price of approximately $22.08 per share. Of the total, 45,289 were issued in November 2006 and are exercisable through November 30, 2014 and 1,022 were issued August 2008 and are exercisable through August 5, 2015. The exercise price was based upon the per share price of previous sales of Series A Preferred Stock. These warrants are measured at fair value and are recorded as a liability of $831,000 and $1,014,000, respectively in the accompanying condensed consolidated balance sheets.

Series C Preferred Stock Warrants

At December 31, 2013 and March 31, 2014, the Company had an outstanding warrant which entitles the holder to purchase an aggregate of 145,932 shares of Series C Preferred Stock at an exercise price of $2.741 per share through June 11, 2022. The warrant was issued in June 2012 in conjunction with the long-term borrowing (see Note 4). The warrant is measured at fair value and is recorded as a liability of $182,000 and $146,000 as of December 31, 2013 and March 31, 2014, respectively in the accompanying condensed consolidated balance sheets.

F-30

At December 31, 2013 and March 31, 2014, the Company had outstanding warrants issued in connection with the sale of Series C-1 Preferred Stock that entitle the holders to purchase an aggregate of 6,337,494 shares of Series C Preferred Stock at an exercise price of $2.741 through April 2023. These warrants are measured at fair value and shown as a liability of $6,652,000 and $6,324,000 as of December 31, 2013 and March 31, 2014, respectively in the accompanying condensed consolidated balance sheet.

C-1 Preferred Stock Warrants

At December 31, 2013 and March 31, 2014, the Company had outstanding warrants issued in connection with the sale of Series C-1 Preferred Stock that entitle the holders to purchase an aggregate of 3,975,718 shares of Series C-1 Preferred stock at an exercise price of $2.741 through April 2023. These warrants are measured at fair value and are recorded, net of the subscription, as a liability of $4,970,000 and $3,967,000 at December 31, 2013 and March 31, 2014, respectively in the accompanying condensed consolidated balance sheet.

C-2 Preferred Stock Warrants

At March 31, 2014, the Company had outstanding warrants issued in connection with the sale of Series C-2 Preferred Stock that entitle the holders to purchase an aggregate of 1,640,924 shares of Series C-2 Preferred stock at an exercise price of $2.741 through March 2024. These warrants are measured at fair value and are recorded, net of the subscription, as a liability of $2,262,000 at March 31, 2014 in the accompanying condensed consolidated balance sheet.

Common Stock Warrants

The Company issued to a vendor a warrant to purchase 26,040 shares of the Company’s Common Stock for $2.208 per share through March 2012. In February 2012, this warrant was exercised for proceeds of $57,000. Management has determined the value of the service rendered to be nominal and no expense has been recorded within the condensed consolidated statements of operations.

The Company has issued to a shareholder a warrant to acquire 31,031 shares of common stock pursuant to an agreement to settle a liability for services in the amount of approximately $170,000. In January 2012, this warrant was exercised.

The Company issued a warrant to acquire 25,000 shares of common stock at an exercise price of $2.74 in November 2013 in exchange for consulting services related to operations of the Company’s Russian subsidiary, OOO Glori Energy. No value has been assigned to this warrant as the value was determined to be insignificant.

F-31

NOTE 7 - INCOME TAXES

At December 31, 2013 and March 31, 2014, the Company has net operating loss carryforwards for federal income tax reporting purposes of approximately $31.4 million and $34.5 million, respectively, which will begin to expire in the year 2025, and tax credits of approximately $367,000 which will begin to expire in 2027. The NOL carry forward has been reduced by approximately $5.4 million because management estimates such amount of the loss carry forwards will expire due to limitations from changes in control.

Income tax benefit for the periods presented differs from the U.S. Federal benefit calculated at the statutory income tax rate due to the following (in thousands):

	Three Months Ended March 31,
	2013	2014
	(Unaudited)

Federal benefit at statutory income tax rate	$(785)	$(233)
R&D credits	(69)	-
Non-deductible (taxable) expenses	46	(13)
State income taxes	(9)	(1)
Other permanent items	(12)	390
Change in valuation allowance	829	(143)
Taxes on income	$-	$-

The tax effects of temporary differences that give rise to significant portions of the Company’s net deferred tax assets at December 31, 2013 and March 31, 2014 are as follows (in thousands):

	December 31,	March 31,
	2013	2014
	(Unaudited)
Current Deferred Tax Asset
Deferred Revenue and other	409	436
Allowance for doubtful accounts	27	20
	437	456
Less Valuation allowance	(437)	(394)
	-	63

Current Deferred Tax liability
Warrant liabilities	-	(865)

Current Deferred tax liability, net	-	(802)

NonCurrent Deferred Tax Asset
NOL Carryforward (long-term)	10,737	11,755
R&D Credits	367	367
Other Accrued Expenses	22	-
Stock Compensation	129	137
Derivative liabilities	-	-
Depreciable Property Basis	416	1,406
Depletable Property Basis	140	-
Asset Retirement Obligation	104	33
	11,916	13,699
Less Valuation allowance	(11,916)	(11,816)
	-	1,883

NonCurrent Deferred Tax liability
Depletable Property Basis		(1,081)

NonCurrent Deferred tax asset, net	-	802

Total Deferreds, Net	-	-

The Company does not expect a material change to the condensed consolidated financial statements related to uncertain tax positions in the next 12 months. The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense for all periods presented.

As of December 31, 2013 and March 31, 2014, the Company had an uncertain tax position related to not filing Form 926 Return by a U.S. Transferor of Property to a Foreign Corporation in the amount of approximately $31,000, for the tax years 2010 and 2011. This form would have reported cash transfers to support the operations of its subsidiary Glori Oil S.R.L. The Company intends to amend these returns and believes any liability will be abated; accordingly, the Company has not recognized any liability in the accompanying consolidated financial statements. The Company does not expect a material change to the consolidated financial statements related to uncertain tax positions in the next 12 months

F-32

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may be subject to legal proceedings and claims that arise in the ordinary course of business. The Company is not a party to any material litigation or proceedings and is not aware of any material litigation or proceedings, pending or threatened against it.

Commitments

The Company leases its Houston office, laboratory, and manufacturing facility and Gull Lake, Saskatchewan warehouse facility under operating leases. The Houston facility lease expires in May 2014 is leased for $10,586 per month and the Saskatchewan warehouse is a month-to-month lease which rents for $1,000 per month and is cancellable with 30 days’ notice.

In April 2013, the Company entered into an additional office space lease agreement adjacent to the current office location in Houston Texas. The monthly rent is $8,250 and the lease expires in May 2014. The Company entered into a one-year extension on this office space with monthly rental rate of $8,415.

In addition to the facility lease commitments, the Company also has various other commitments such as technology hardware and support and software commitments.

Approximate minimum future rental payments under these noncancellable operating leases as of March 31, 2013 are as follows (in thousands):

Year Ending
March 31,
(Unaudited)

2015	$129
2016	46
$175

Although a formal commitment has yet to be signed, on February 21, 2014 the Company reached a verbal agreement in principal with the landlord of the Company’s office, laboratory and warehouse space in Houston, Texas to extend the lease for an additional 36 months, at a comparable monthly rate.

Total rent expense was approximately $40,000 and $75,000 for the three months ended March 31, 2013 and 2014, respectively.

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NOTE 9 - STOCK-BASED COMPENSATION

Stock Incentive Plan

As of December 31, 2013 the total Common Stock available for issuance pursuant to the Glori Oil Limited 2006 Stock Option and Grant Plan (the “Plan”) was 7,485,452. These shares of Common Stock are available for issuance to officers, directors, employees and consultants of the Company. Options are typically issued at an exercise price equal to the fair market value of the Company’s Common Stock at the grant date, as determined by the Board of Directors. Generally, the options vest 25 percent after 1 year, and thereafter ratably by month over the next 36 months, and may be exercised for a period of 10 years subject to vesting.

The Company has computed the fair value of all options granted during the year ended December 31, 2013 and three months ended March 31, 2014, using the following assumptions:

	Year ended December 31,	Three months ended March 31,
	2013	2014
		(Unaudited)

Risk-free interest rate	2.23%	2.44%
Expected volatility	55%	55%
Expected dividend yield	-	-
Expected life (in years)	7.09	7.00
Expected forfeiture rate	-	-

The following table summarizes the activity of the Company’s plan related to stock options:

			Weighted
		Weighted	average
		average	remaining
	Number	exercise	contractual
	of options	price per share	term (years)

Oustanding as of December 31, 2013	6,734,322	$0.28	7.7
Awarded (unaudited)	20,600	$0.40
Exercised (unaudited)	(12,499)	$0.40
Forfeited or Expired (unaudited) (1)	(22,501)	$0.40

Outstanding as of March 31, 2014 (unaudited)	6,719,922	$0.28	7.5
Exercisable as of December 31, 2013 (unaudited)	5,473,948	$0.26	7.5
Exercisable as of March 31, 2014 (unaudited)	5,642,686	$0.26	7.3

(1) Management considers the circumstances generating these forfeitures to be unusual and nonrecurring in nature; accordingly, no allowance for forfeitures of options to purchase shares has been considered in determining future vesting or expense.

F-34

The total intrinsic value of options exercised for the three months ended March 31, 2013 and 2014 was $31,000 and $29,000, respectively. The aggregate intrinsic value of options outstanding and exercisable as of March 31, 2014 is $782,000 and $777,000, respectively. The total fair value of options vested during the three months ended March 31, 2013 and 2014 was $143,000 and $79,000, respectively.

Stock-based compensation expense is included primarily in selling, general and administrative expense and was $72,000 and $78,000 for the three months ended March 31, 2013 and 2014, respectively. The Company has future unrecognized compensation expense for nonvested shares at March 31, 2014 of $471,000 and are maintaining weighted average vesting period of 2.0 years

As a result of the Business Combination with Infinity Corp. which consummated on April 14, 2014, the issued and outstanding Glori stock options were cancelled and reissued as stock options in the new Business Combination stock options at a conversion ratio of 2.9 Glori stock options to 1 Business Combination stock option. The exercise price of the Glori stock options also increased by the same factor of 2.9.

NOTE 10 – SEGMENT INFORMATION

The Company generates revenues through the production and sale of oil and natural gas (the “Oil and Gas Segment”) and through the Company’s services provided to third party oil companies (the “AERO Service Segment”).

The Oil and Gas Segment produces and develops the Company’s acquired oil and natural gas interests. The revenues derived from the segment are from sales to the first purchaser. The Company uses two such arrangements, one for the Etzold Field located in Seward County, Kansas and another for the Coke and

Quitman Fields located in Wood County, Texas.

The AERO Services Segment derives revenues from external customers by providing the Company’s biotechnology solutions of enhanced oil recovery through a two-step process consisting of (1) Analysis Phase and (2) Field Deployment Phase.

The Analysis Phase work is a reservoir screening process whereby the Company obtains field samples and evaluates the Company’s potential for Service Segment success. This process is performed at the Company’s Houston laboratory facilities and the corresponding revenues are correlated to that location. The Science and Technology expenses shown on the Company’s condensed consolidated statements of operations are the expenses that are directly attributable to the Analysis Phase and expenses associated with the Company’s on-going research and development of its technology.

In the Field Deployment Phase the Company deploys skid mounted injection equipment used to inject nutrient solution in the oil reservoir. The work in this phase is performed in oil fields of customers located in the United States and internationally and in the Company’s own oil fields. The corresponding revenues are thus identified with the oil field’s location. The service operations expense shown on the Company’s condensed consolidated statements of operations are the expenses that are directly attributable to the Field Deployment Phase.

Earnings of industry segments exclude income taxes, interest income, interest expense and unallocated corporate expenses.

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Although the AERO Services Segment provides enhanced oil recovery services to the Oil and Gas Segment, the Company does not utilize intercompany charges. The direct costs of the services such as the injection solution, transportation of the solution and expenses associated with the injection are charged directly to the Oil and Gas Segment. All of the AERO Service Segment capital expenditures and depreciation associated with injection equipment is viewed as part of the AERO Service Segment.

The following table sets forth the operating segments of the Company and the associated revenues and expenses (in thousands):

	Oil and Gas (1)	AERO Services	Corporate	Total
	(Unaudited)
Three months ended March 31, 2013
Revenue	$107	$617	$-	$724
Total operating expenses	574	938	1,067	2,579
Depreciation, depletion and amortization	38	124	11	173
Loss from operations	(505)	(445)	(1,078)	(2,028)

Other expense, net	-	-	(280)	(280)
Net loss	(505)	(445)	(1,358)	(2,308)

Accretion of receemable preferred stock and
preferred stock dividends	-	-	(2,637)	(2,637)

Net loss applicable to common stockholders	$(505)	$(445)	$(3,995)	$(4,945)

	Oil and Gas (1)	AERO Services	Corporate	Total
	(Unaudited)
Three months ended March 31, 2014
Revenue	$742	$260	$-	$1,002
Total operating expenses	1,227	861	1,262	3,350
Depreciation, depletion and amortization	329	112	7	448
Loss from operations	(814)	(713)	(1,269)	(2,796)

Other income, net	-	-	2,112	2,112
Net loss	(814)	(713)	843	(684)

Accretion of receemable preferred stock and preferred stock dividends	-	-	(4,581)	(4,581)

Net loss applicable to common stockholders	$(814)	$(713)	$(3,738)	$(5,265)

(1) The oil and gas revenues for the three months ended March 31, 2014 includes seventeen days of direct revenues of $670,000, operating expenses (including severance taxes) of $589,000 and depreciation, depletion and amortization of $205,000 related to the Coke Field Assets which are not included in the three months ended March 31, 2013. Total operating expenses for the Oil and Gas segment also includes expenses for our Etzold field greenfield lab in Kansas and the compensation expense for our acquisitions and production professional staff and their related expenses in connection with identifying and analyzing potential acquisitions and managing our oil and gas assets.

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NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 15, 2014, the date the condensed consolidated financial statements were available to be issued, and identified the following matters:

Management has undertaken the dissolution of Glori Oil S.R.L. and is awaiting confirmation on the effectiveness of the dissolution. During the three months ended March 31, 2013 and 2014, the Company derived no revenues from this subsidiary and as of December 31, 2013 and March 31, 2014, the subsidiary had no assets. Management does not anticipate significant expenses for any remaining dissolution efforts.

On January 8, 2014, the Company executed a Merger and Share Exchange Agreement with Infinity Cross Border Acquisition Corporation (“Infinity Corp.” - a special purpose acquisition company or blank check company publicly traded on NASDAQ). On April 14, 2014, the Company completed the share exchange (“Merger and Share Exchange”) with Infinity Corp. This business combination is considered a recapitalization of the Company, after which the current Glori shareholders retain a substantial majority of both the voting interest and the Board of Directors. The Company’s current management will also be retained.

In connection with the merger, the Company received approximately $24.0 million, net of certain expenses and fees, and approximately $13.8 million in cash from the private placement of 1,722,482 shares of common stock at $8.00 per share from Infinity Group, Hicks Equity Partners LLC and other investors. All of the Company’s previously outstanding common shares, preferred shares and warrants were exchanged for approximately 23,584,557 common shares in the new merged entity, and accordingly, the Company will no longer have liabilities for the fair value of warrants and temporary equity currently reported in the accompanying condensed consolidated balance sheets. On April 14, 2014 Petro-Hunt exercised their option to convert their $2.0 million note receivable from the Company to common shares at $8.00 per share or 250,000 shares.

On April 15, 2014 the business combination commenced public trading. The name of the new entity is Glori Energy Inc. Shares and warrants of Glori are traded on the NASDAQ under the symbols GLRI and GLRIW, respectively.

In April 2014 Glori Energy Production executed a swap agreement which hedged future oil prices on approximately 75% of the projected production volumes from proved developed reserves from the Coke Field. The swap agreement was required by the $18.0 million senior secured debt facility (see Note 4).

On May 13, 2014, the Company prepaid the $4.0 million Glori Energy Inc. subordinated debt plus accrued interest and a $400,000 prepayment penalty.

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